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                                                                  EXHIBIT 99.B10

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement of Sentry Variable Account II (the "Account") on Form N-4 (File No. 33-85204) in the Statement of Additional Information of:

         (1) Our report dated February 10, 2000, on our audits of the financial statements of the Account; and

         (2) Our report dated February 18, 2000, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the captions "Condensed Financial Information: in the Prospectus and "Independent Accountant" in the Statement of Additional Information.


s/ PricewaterhouseCoopers LLP




April 20, 2000